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                                                            EXHIBIT 23.1



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K, of our reports dated February 5, 1997 and March 18, 1997, included (or incorporated by reference) in Promus Hotel Corporation's Form 10-K for the year ended December 31, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to March 18, 1997.


                                               /s/ Arthur Andersen LLP
                                               ------------------------
                                               ARTHUR ANDERSEN LLP

Memphis, Tennessee,
December 22, 1997